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                                                                Exhibit T3E.6

                               CHEMED CORPORATION
                              CHEMED CAPITAL TRUST

                               OFFER TO EXCHANGE

         CONVERTIBLE TRUST PREFERRED SECURITIES OF CHEMED CAPITAL TRUST
                   FOR UP TO 2,000,000 OUTSTANDING SHARES OF
                      CAPITAL STOCK OF CHEMED CORPORATION

To Our Clients:

     Enclosed for your consideration are the Offering Circular dated December 23, 1999 (the "Offering Circular"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the offer by Chemed Corporation, a Delaware corporation (the "Company"), and Chemed Capital Trust, a Delaware statutory business trust (the "Trust"), to exchange Convertible Trust Preferred Securities representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), for up to 2,000,000 of the outstanding shares (the "Shares") of Capital Stock, par value $1 per share (the "Capital Stock"), of the Company, upon the terms and subject to the conditions of the Exchange Offer. In connection with the Exchange Offer, the Company will deposit in the Trust as trust assets its Convertible Junior Subordinated Debentures due 2030 as set forth in the Offering Circular.

     Pursuant to the Exchange Offer, exchanges will be made on the basis of one Preferred Security for each Share validly tendered and accepted for exchange in the Exchange Offer. Shares not accepted for exchange because of proration will be returned.

     The Company and the Trust will accept for exchange up to 2,000,000 Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Exchange Offer, including the provisions thereof relating to proration described in the Offering Circular.

     We are the holder of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any of or all the Shares we hold for your account upon the terms and subject to the conditions of the Exchange Offer.

     We call your attention to the following:

     1. You may tender any portion of or all your Shares.

     2. The Exchange Offer is subject to certain conditions. See "The Exchange Offer-- Conditions to the Exchange Offer" in the Offering Circular.

     3. The Exchange Offer, the proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, January 24, 2000, unless the Exchange Offer is extended.

     4. The Trust and the Company expressly reserve the right, in their sole discretion, subject to applicable law, to (i) terminate the Exchange Offer, and not accept for exchange any Shares and promptly return all Shares upon the failure of any of the conditions specified in "The Exchange Offer--Conditions to the Exchange Offer" in the Offering Circular, (ii) waive any condition to the Exchange Offer and accept Shares previously tendered pursuant to the Exchange Offer, (iii) extend the Expiration Date (as defined in the Offering Circular) of the Exchange Offer and retain all Shares tendered pursuant to such Exchange Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, (iv) amend the terms of the Exchange Offer, (v) modify the form of the consideration to be paid pursuant to the Exchange Offer or (vi) not accept for exchange the Shares at any time on or prior to the Expiration Date, for any reason. Any amendment applicable to the Exchange Offer will apply to all Shares tendered pursuant to the Exchange Offer. During any extension of the Exchange Offer, all Shares previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer.
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     5. Tendering holders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes with respect to the transfer of Shares to the Company and the Trust pursuant to the Exchange Offer.

     If you wish to have us tender any of or all your Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the instruction form.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE EXCHANGE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 24, 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY AND THE TRUST ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF SHARES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ITS ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.
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                                  INSTRUCTIONS
                              WITH RESPECT TO THE

OFFER TO EXCHANGE CONVERTIBLE TRUST PREFERRED SECURITIES OF CHEMED CAPITAL TRUST

                   FOR UP TO 2,000,000 OUTSTANDING SHARES OF
                      CAPITAL STOCK OF CHEMED CORPORATION

The undersigned acknowledge(s) receipt of your letter and the enclosed Offering Circular dated December 23, 1999 and the related Letter of Transmittal (which together constitute the "Exchange Offer"), in connection with the offer by Chemed Corporation, a Delaware corporation (the "Company"), and Chemed Capital Trust, a Delaware statutory business trust (the "Trust"), to exchange Convertible Trust Preferred Securities representing preferred undivided beneficial interests in the assets of the Trust, for up to 2,000,000 of the outstanding shares (the "Shares") of Capital Stock, par value $1 per share, of the Company.

The undersigned hereby instruct(s) you to tender to the Company and the Trust the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Exchange Offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:*

                              ____________ SHARES

*Unless otherwise indicated, all the Shares held for the account of the undersigned will be tendered.

                                 SIGNATURE BOX

Signature(s)

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Dated __________________________________________________________

Name(s) and Address(es) ________________________________________
                                   (Please Print)

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Area Code and Telephone Number _________________________________

Taxpayer Identification or
Social Security Number _________________________________________